Exhibit 10.4
HEARUSA, INC.
AMENDED AND RESTATED
2007 INCENTIVE COMPENSATION PLAN

RECITALS
WHEREAS, HearUSA, Inc. desires to encourage high levels of performance by those individuals who are key to the success of the Company, to attract new individuals who are highly motivated and who will contribute to the success of the Company and to encourage such individuals to remain as Directors, officers and/or employees of the Company and its subsidiaries by increasing their proprietary interest in the Company’s growth and success;
WHEREAS, the Plan was originally adopted by the Board of Directors and subsequently approved by the shareholders on June 11, 2007;
WHEREAS, pursuant to the authority granted to it under section 9.8 hereof, on February 25, 2008, the Compensation Committee approved an amendment to this Plan to permit the Compensation Committee to exercise its discretion with regard to establishing post-termination option exercise periods under section 9.5;
WHEREAS, on February 23, 2009, subject to approval of the shareholders of the Company, the Board of Directors approved amendments to this Plan to increase the number of shares of common stock available for awards under the plan from 2,500,000 to 4,500,000; to increase the maximum number of shares that may be covered by grant(s) to any one person during a year from 250,000 to 750,000; and to revise the types of performance criteria that may be the basis for a performance-based award under the Plan.
NOW, THEREFORE, the Company hereby sets forth this HearUSA, Inc. Amended and Restated 2007 Incentive Compensation Plan to read as follows:
ARTICLE 1
PURPOSE OF THE PLAN
1.1. Purpose. The purpose of the Plan is to assist the Company in attracting and retaining selected individuals to serve as Directors, officers and employees of the Company or any of its subsidiaries or affiliates who will contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all shareholders of the Company through the additional incentive inherent in the ownership of the Company’s common stock.
ARTICLE 2
DEFINITIONS
The following terms shall have the meanings indicated.

2.1. “Award” means Options, Stock Appreciation Rights, Restricted Stock Awards and Restricted Stock Units.
2.2. “Board” means the board of directors of the Company.
2.3. “Cause” means conviction of a felony involving moral turpitude or the failure to satisfactorily perform assigned duties after notice to cure has been given.
2.4 “Change of Control” means a “Change in the Ownership of the Company”, a “Change in Effective Control of the Company”, or a “Change in the Ownership of a Substantial Portion of the Assets of the Company”, all as defined below. To qualify as a “Change in Control”, the occurrence of the event must be objectively determinable and any requirement that any other person, such as a plan administrator or board of directors compensation committee, certify the occurrence of a Change in Control must be strictly ministerial and not involve any discretionary authority.
A “Change in the Ownership of the Company” occurs on the date that any one person, or more than one person acting as a group acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company. However, if any one person, or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a “Change in the Ownership of the Company”. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this section. This definition applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction. Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.
A “Change in the Effective Control of the Company” occurs only on the date that either—
(1) Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35 percent or more of the total voting power of the stock of the Company; or

(2) A majority of members of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors prior to the date of the appointment or election.
Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only with respect to the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.
A “Change in the Ownership of a Substantial Portion of the Assets of the Company” occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Persons will not be considered to be acting as a group solely because they purchase assets of the same corporation at the same time. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the corporation. If a person, including an entity shareholder, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of assets, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only to the extent of the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.
2.5. “Closing Price” means the closing price per Share on the American Stock Exchange or other exchange on which Shares are traded.
2.6. “Code” means the Internal Revenue Code of 1986, as amended.
2.7. “Committee” means the compensation committee of the Board.

2.8. “Company” means HearUSA, Inc., a Delaware corporation.
2.9. “Director” means a member of the Board.
2.10. “Disability” means total and permanent disability within the meaning of Section 22(e)(3) of the Code, which, as of the date hereof, means being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of no less than 12 months.
2.11. “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.12. “Grant Limitation” means the maximum number of Shares with respect to which Awards may be granted to any Participant during any calendar year as set forth in Section 3.4.
2.13. “Holder” means the holder of a Stock Appreciation Right.
2.14. “Incentive Stock Option” means an Option which qualifies as an incentive stock option under Section 422 of the Code.
2.15. “Issue” means all descendants, whether natural or adopted, of a Holder, an Optionee or a Permitted Transferee.
2.16. “Non Employee Director” means a non-employee director within the meaning of Rule 16b-3 promulgated under the Exchange Act.
2.17. “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.
2.18. “Option” means an Incentive Stock Option and a Nonqualified Stock Option granted pursuant to Article 5.
2.19. “Optionee” means the recipient of an Option.
2.20. “Outside Director” means an outside director within the meaning of Section 162(m) of the Code.
2.21. “Participant” means a person who has received an Award or to whom an Award has been transferred.
2.22. “Permitted Assignee” means (i) the spouse, parent, issue, spouse of issue, or issue of spouse, of a Holder or an Optionee, (ii) a trust for the benefit of one or more persons described in clause (i) or for the benefit of a Holder or Optionee, as the case may be, or (iii) an entity in which a Holder, Optionee or a person described in clauses (i) or (ii) is a beneficial owner.

2.23. “Plan” means this HearUSA, Inc. Amended and Restated 2007 Incentive Compensation Plan.
2.24. “Restricted Shares” means restricted Shares issued pursuant to Article 7.
2.25. “Restricted Stock Agreement” means a restricted stock agreement granted pursuant to Article 7.
2.26. “Restricted Stock Award” means a restricted stock award granted pursuant to Article 7.
2.27. “Restricted Stock Unit” means a restricted stock unit granted pursuant to Article 8.
2.28. “Restricted Stock Unit Agreement” means a restricted stock unit agreement described in Article 8.
2.29. “Share” means a share of common stock of the Company.
2.30. “Share Limitation” means the aggregate number of Shares authorized for Awards as described in Section 3.1.
2.31. “Stock Appreciation Right” means a stock appreciation right granted pursuant to Article 6.
2.32. “Stock Option Agreement” means a stock option agreement described in Article 5.
2.33. “Tax Election” means a written election of a Holder or an Optionee, or a Permitted Assignee, to have Shares withheld to satisfy withholding taxes as described in Section 10.1.
ARTICLE 3
SHARES SUBJECT TO AWARDS
3.1 Number of Shares. Subject to the adjustment provisions of Section 9.9, the Share Limitation shall be 4,500,000 Shares. No Options to purchase fractional Shares shall be granted or issued under the Plan. For purposes of this Section 3.1, the Shares that shall be counted toward the Share Limitation shall include all Shares:
(1) issued or issuable pursuant to Options that have been or may be exercised;
(2) issued or issuable pursuant to Stock Appreciation Rights;

(3) issued as, or subject to issuance as Restricted Stock Awards; and
(4) issued as, or subject to issuance as Restricted Stock Units.
3.2 Shares Subject to Terminated Awards. The Shares covered by any unexercised portions of terminated Options granted under Article 5, Shares forfeited as provided in Section 7.2(a) and Shares subject to any Awards which are otherwise surrendered by the Participant without receiving any payment or other benefit with respect thereto may again be subject to new Awards under the Plan. In the event the purchase price of an Option is paid in whole or in part through the delivery of Shares, the number of Shares issuable in connection with the exercise of the Option shall not again be available for the grant of Awards under the Plan. Shares subject to Options, or portions thereof, which have been surrendered in connection with the exercise of share appreciation rights shall not again be available for the grant of Awards under the Plan.
3.3 Character of Shares. Shares delivered under the Plan may be authorized and unissued Shares, treasury Shares acquired by the Company, or both.
3.4 Limitations on Grants to Individual Participant. Subject to the adjustment provisions of Section 9.9 the Grant Limitation shall be 750,000 Shares. If an Award is canceled, the Shares with respect to such canceled Award shall continue to be counted toward the Grant Limitation for the year granted.
ARTICLE 4
ELIGIBILITY AND ADMINISTRATION
4.1 Awards to Employees and Directors. (a) Participants who are eligible to receive Awards shall consist of such key employees and Directors of the Company or any of its subsidiaries or affiliates as the Committee shall select from time to time. The Committee’s designation of a Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year. The designation of a Participant to receive Awards or grants under one portion of the Plan shall not require the Committee to include such Participant under other portions of the Plan.
(b) No Option which is intended to qualify as an Incentive Stock Option may be granted to any employee who, at the time of such grant, owns, directly or indirectly (within the meaning of sections 422(b)(6) and 424(d) of the Code), shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any of its subsidiaries or affiliates, unless at the time of such grant, (i) the option price is fixed at not less than 110% of the Closing Price (as defined below) of the Shares subject to such Option, determined on the date of the grant, and (ii) the exercise of such Option is prohibited by its terms after the expiration of five (5) years from the date such Option is granted. Incentive Stock Options may only be granted to employees of the Company or its subsidiaries.

4.2 Administration. (a) The Plan shall be administered by the Committee. Unless otherwise determined by the Board, each member of the Committee shall be a Non- Employee Director and an Outside Director. In no event shall the Committee consist of fewer than two Directors. The Directors may remove from, add members to, or fill vacancies in the Committee.
Any Award to a member of the Committee shall be on terms consistent with Awards made to other non-employee Directors who are not members of the Committee, except where the Award is approved or ratified by the Board (excluding persons who are also members of the Committee).
(b) The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it may deem appropriate for the conduct of meetings and proper administration of the Plan. All actions of the Committee shall be taken by majority vote of its members. The Committee is also authorized, subject to the provisions of the Plan, to make provisions in various Awards pertaining to a Change of Control of the Company and to amend or modify existing Awards; provided, however, that the Committee may not, without first obtaining the approval of the shareholders of the Company, reprice any outstanding Option then exercisable for a price above the then current market price of the Shares to provide for a lower exercise price.
(c) Subject to the provisions of the Plan, the Committee shall have authority, in its sole discretion, to interpret the provisions of the Plan and, subject to the requirements of applicable law, including Rule 16b-3 of the Exchange Act, to prescribe, amend, and rescind rules and regulations relating to it as it may deem necessary or advisable. All decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its shareholders, Directors and employees, and Plan participants.
ARTICLE 5
OPTIONS
5.1 Grant of Options. The Committee shall determine, within the limitations of the Plan, the Directors and employees of the Company and its subsidiaries and affiliates to whom Options are to be granted under the Plan, the number of Shares that may be purchased under each such Option and the option price, and shall designate such Options at the time of the grant as either Incentive Stock Options or Nonqualified Stock Options. An Option is the right to purchase Shares at a specified price.
All Options granted pursuant to this Article 5 shall be authorized by the Committee and shall be evidenced in writing by Stock Option Agreements in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan, and, with respect to any Stock Option Agreement granting Options which are intended to qualify as Incentive Stock Options, are not inconsistent with Section 422 of the Code. Granting of an Option pursuant to the Plan shall impose no obligation on the Optionee to exercise such option. Any individual who is granted an Option pursuant to this Article 5 may hold more than one Option at the same time and may hold both Incentive Stock Options and Nonqualified Stock Options at the same time. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions, the time or manner of its exercise or otherwise) such Option or the portion thereof which does not so qualify shall constitute a separate Nonqualified Stock Option.

5.2 Option Price. Subject to Section 4.1(b), the option price per each Share purchasable under any Option granted pursuant to this Article 5 shall not be less than 100% of the Closing Price of such Share on the date of the grant of such Option or, if the market was closed on the date in question, then the closing price on the next trading day immediately following the day in question. If the Shares are traded on more than one market or exchange, then the Closing Price shall be determined by reference to the primary market or exchange where the Shares trade.
5.3 Other Provisions. Options granted pursuant to this Article 5 shall be made in accordance with the terms and provision of Article 9 and any other applicable terms and provisions of the Plan.
ARTICLE 6
STOCK APPRECIATION RIGHTS
6.1 Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Option granted under the Plan provided such rights are granted at the time of the grant of such Option. A Stock Appreciation Right is the right to receive cash or Shares, as provided in this Article 6. It may be the right to receive cash or Shares, in lieu of the purchase of Shares under a related Option or it may be a free standing stock appreciation right unrelated to any Option. A Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of a related Option, and a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until, and then only to the extent that, the exercise or termination of the related Option exceeds the number of Shares not covered by the share appreciation right. A Stock Appreciation Right may be exercised by the Holder, in accordance with Section 6.2 of this Article 6, by giving written notice thereof to the Company and surrendering the applicable portion of the related Option. Upon giving such notice and surrender, the Holder shall be entitled to receive an amount determined in the manner prescribed in Section 6.2 of this Article 6. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related share appreciation rights have been exercised
6.2 Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:
(a) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of the Plan or, with respect to free-standing Stock Appreciation Rights, only at such time or times as provided in the grant agreement for such Stock Appreciation Right as determined by the Committee.

(b) Upon the exercise of a Stock Appreciation Right, a Holder shall be entitled to receive up to, but no more than, an amount in cash or whole Shares equal to the excess of the then Fair Market Value of one Share over the option price per Share specified in the related Option (or the grant date value of the Stock Appreciation Right in the case of a free-standing Stock Appreciation Right) multiplied by the number of Shares in respect of which the Stock Appreciation Right shall have been exercised. The Holder shall specify in his written notice of exercise, whether payment shall be made in cash or in whole Shares unless otherwise provided in the Stock Appreciation Right grant agreement. Each share appreciation right may be exercised only at the time and so long as a related Option, if any, would be exercisable or as otherwise permitted by applicable law or the terms of the grant agreement (in the case of a free-standing Stock Appreciation Right).
(c) Upon the exercise of a Stock Appreciation Right, the Option or part thereof to which such share appreciation right is related shall be deemed to have been exercised for the purpose of the limitation of the number of Shares to be issued under the Plan, as set forth in Section 3.1.
(d) With respect to Stock Appreciation Rights granted in connection with an Option that is intended to be an Incentive Stock Option, the following shall apply:
(i) No Stock Appreciation Right shall be transferable by a Holder otherwise than by will or by the laws of descent and distribution, and Stock Appreciation Rights shall be exercisable, during the Holder’s lifetime, only by the Holder.
(ii) Stock Appreciation Rights granted in connection with an Option may be exercised only when the Fair Market Value of the Shares subject to the Option exceeds the option price at which Shares can be acquired pursuant to the Option.
ARTICLE 7
RESTRICTED STOCK AWARDS
7.1 Restricted Stock Awards. (a) In General. A grant of Shares made pursuant to this Article 7 is referred to as a Restricted Stock Award. The Committee may grant to any Participant an amount of Shares in such manner, and subject to such terms and conditions relating to vesting, forfeitability and restrictions on delivery and transfer (whether based on performance standards, periods of service or otherwise) as the Committee shall establish. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Restricted Stock Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The provisions of Restricted Stock Awards need not be the same for each Participant receiving such Awards. Any Restricted Stock Award that is intended to qualify as performance based compensation under Section 162(m) of the Code shall have as its performance criteria, one or more of the criteria set forth in Section 9.10 and shall preclude discretion to increase the amount payable upon the attainment of the performance goals.

(b) Issuance of Restricted Shares. As soon as practicable after the date of grant of a Restricted Stock Award by the Committee, the Company shall cause to be transferred on the books of the Company, Shares registered in the name of the Company, as nominee for the Participant, evidencing the Restricted Shares covered by the Award, but subject to forfeiture to the Company retroactive to the date of grant, if a Restricted Stock Agreement delivered to the Participant by the Company with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All Restricted Shares covered by Awards under this Article 7 shall be subject to the restrictions, terms and conditions contained in the Plan and the Restricted Stock Agreement entered into by and between the Company and the Participant. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares, the share certificates representing such Restricted Shares shall be held in custody by the Company or its designee.
(c) Shareholder Rights. Beginning on the date of grant of the Restricted Stock Award and subject to execution of the Restricted Stock Agreement as provided in Sections 7.1(a) and (b), at the discretion of the Committee, the Participant may become a shareholder of the Company with respect to all Shares subject to the Restricted Stock Agreement and may have all of the rights of a shareholder, including, but not limited to, the right to vote such Shares and the right to receive distributions made with respect to such Shares; provided, however, that any Shares distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Shares and shall be represented by book entry and held as prescribed in Section 7.1(b).
(d) Restriction on Transferability. None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution), pledged or sold prior to lapse or release of the restrictions applicable thereto.
(e) Delivery of Shares Upon Release of Restrictions. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 10.1, the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s beneficiary, one or more stock certificates for the appropriate number of Shares, free of all such restrictions, except for any restrictions that may be imposed by law.
7.2 Terms of Restricted Shares.
(a) Forfeiture of Restricted Shares. Subject to Section 7.2(b), all Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company as an employee until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Restricted Stock Agreement. The Committee in its sole discretion, shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Stock Award.

(b) Waiver of Forfeiture Period. Notwithstanding anything contained in this Article 7 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Restricted Stock Agreement under appropriate circumstances (including the death, Disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.
ARTICLE 8
RESTRICTED STOCK UNITS
8.1. Award of Restricted Stock Units. Subject to the terms of this Article 8, a Restricted Stock Unit entitles a Participant to receive cash or one Share for each Restricted Stock Unit at the end of a specified restricted period to the extent provided by the Award. The Committee may Award to any Participant an amount of Restricted Stock Units in such manner, and subject to such terms and conditions relating to vesting, forfeitability, restrictions on delivery and transfer (whether based on performance standards, periods of service or otherwise), and such other provisions as the Committee shall establish. The terms of an Award of a Restricted Stock Unit under the Plan shall be set forth in a written Restricted Stock Unit Agreement which shall contain the Restricted Period(s), the number of Restricted Stock Units granted, and such other provisions determined by the Committee and not inconsistent with the Plan. The provisions of Restricted Stock Units need not be the same for each Participant receiving such Awards. Any Restricted Stock Unit award that is intended to qualify as performance based compensation under Section 162(m) of the Code shall have as its performance criteria, one or more of the criteria set for the in Section 9.10 and shall preclude discretion to increase the amount payable upon the attainment of the performance goals.
8.2 Termination of Employment. Except to the extent the Committee specifies otherwise, any Restricted Stock Unit which is not earned and vested by the end of the restricted period specified in the Award shall be forfeited. If a Participant’s date of termination (or, in the case of a non-employee Director, separation from service) occurs prior to the end of such restricted period, the Committee, in its sole discretion, may determine that the Participant will be entitled to settlement of all or any portion of the Restricted Stock Units as to which he or she would otherwise be eligible, and may accelerate the determination of the value and settlement of such Restricted Stock Units or make such other adjustments as the Committee, in its sole discretion, deems desirable.
8.3 Restricted Stock Units. Except to the extent the Plan or the Committee specifies otherwise, Restricted Stock Units represent an unfunded and unsecured obligation of the Company. During any period in which Restricted Stock Units are outstanding and have not been settled in Shares, the Participant shall not have the rights of a stockholder, but, in the discretion of the Committee, may be granted the right to receive a payment from the Company in lieu of a dividend as set forth in the Restricted Stock Unit Agreement in an amount equal to any cash dividends that might be paid during the restricted period specified in the Award. With respect to any grant contemplated by the foregoing sentence, no such grant shall be made to a Participant unless it complies with the requirements of Section 409A of the Code (unless otherwise agreed to by the Committee and the Participant). Until a Restricted Stock Unit is settled, the number of Shares represented by a Restricted Stock Unit shall be subject to adjustment pursuant to Section 9.9.
ARTICLE 9
GENERALLY APPLICABLE PROVISIONS
9.1 Option Period. Subject to Section 4.1(b), the period for which an Option is exercisable shall not exceed ten (10) years from the date such Option is granted. After the Option is granted, the option period may not be reduced.
9.2 Fair Market Value. If the Shares are listed or admitted to trading on a securities exchange registered under the Exchange Act, the Fair Market Value of a Share as of a specified date shall mean the Closing Price for the day on which Fair Market Value is being determined (or if there was no reported sale on such date, on the next succeeding date on which any reported sale occurred) reported on the principal securities exchange on which the Shares are listed or admitted to trading. If the Shares are not listed or admitted to trading on any such exchange but are traded in the over-the-counter market or are traded on any similar system then in use, the Fair Market Value of a Share shall be the Closing Price for the day on which the Fair Market Value is being determined (or if there was no reported sale on such date, on the next succeeding date on which any reported sale occurred) reported on such system. If the Shares are not listed or admitted to trading on any such exchange and are not traded in the over-the-counter market or traded on any similar system then in use, but are quoted on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, the Fair Market Value of a Share shall be the closing high bid and low asked quotations on such system for the Shares on the date in question. If the Shares are not publicly traded, Fair Market Value shall be determined by the Committee in its sole discretion using appropriate criteria. An Option shall be considered granted on the date the Committee acts to grant the Option or such later date as the Committee shall specify.
9.3 Exercise of Options. Options granted under the Plan shall be exercised by the Optionee thereof (or by his or her executors, administrators, guardian or legal representative, or by a Permitted Assignee, as provided in Sections 9.6 and 9.7 hereof) as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased. Full payment of such purchase price shall be made within five (5) business days following the date of exercise and shall be made (i) in cash or by certified check or bank check, (ii) with the consent of Committee, by tendering previously acquired Shares (valued at Fair Market Value, as determined by the Committee as of the date of tender), or (iii) with the consent of the Committee, any combination of (i) and (ii). In connection with a tender of previously acquired Shares pursuant to clause (ii) above, the Committee, in its sole discretion, may permit the Optionee to constructively exchange Shares already owned by the Optionee in lieu of actually tendering such Shares to the

Company, provided that adequate documentation concerning the ownership of the Shares to be constructively tendered is furnished in form satisfactory to the Committee. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. The Company shall effect the transfer of Shares purchased pursuant to an Option as soon as practicable, and, within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. No person exercising an Option shall have any of the rights of a holder of Shares subject to an Option until certificates for such Shares shall have been issued following the exercise of such Option. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance. To the extent permitted in a Stock Option Agreement in effect prior to the adoption of the Plan or pursuant to a stock appreciation right an Optionee may receive a net cash payment (in cancellation of the Option or Stock Appreciation Right), subject to the terms and conditions set forth in such Stock Option Agreement or stock appreciation right.
9.4 Transferability. No Option that is intended to qualify as an Incentive Stock Option shall be assignable or transferable by the Optionee, other than by will or the laws of descent and distribution, and such Option may be exercised during the life of the Optionee only by the Optionee or his guardian or legal representative. Nonqualified Stock Options and any Stock Appreciation Rights granted in tandem therewith are transferable (together and not separately) by the Optionee or Holder, as the case may be, to any Permitted Assignee; provided, however, that such Permitted Assignee shall be bound by all of the terms and conditions of the Plan and shall execute an agreement satisfactory to the Company evidencing such obligation; provided further, however that any transfer by an Optionee or Holder who is not then a Director of the Company to any Permitted Assignee shall be subject to the prior consent of the Committee; and provided further, however, that such Optionee or Holder shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with an Optionee’s Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted pursuant to this Section 9.4.
9.5 Termination of Employment. In the event of the termination of employment of an Optionee or the separation from service of a Director (who is an Optionee) for any reason (other than death or Disability as provided below), any Option(s) held by such Optionee (or its Permitted Assignee) under the Plan and not previously exercised or expired shall be deemed canceled and terminated on the day of such termination or separation, unless the Committee decides, in its sole discretion, to extend the term of the Option, provided, however, that in no instance may the term of the Option, as so extended, exceed the maximum term set forth in Section 4.1(b)(ii) or 9.1 above. Notwithstanding the foregoing, in the event of the separation from service of a non-employee Director (who is an Optionee) by reason of death, disability or under conditions satisfactory to both the Director and the Company, any nonqualified stock options held by such Director (or its Permitted Assignee) under the Plan and not previously exercised or expired shall be exercisable for a period not to exceed five (5) years after the date of such separation, provided, however, that in no instance may the term of the Option, as so extended, exceed the maximum term set forth in Sections 4.1(b)(ii) or 9.1 above.

9.6 Death. In the event an Optionee (other than a non-employee Director) dies while employed by the Company or any of its subsidiaries or affiliates any Option(s) held by such Optionee (or its Permitted Assignee) and not previously expired or exercised shall, to the extent exercisable on the date of death, be exercisable by the estate of such Optionee or by any person who acquired such Option by bequest or inheritance, or by the Permitted Assignee at any time within one year after the death of the Optionee, unless earlier terminated pursuant to its terms, provided, however, that if the term of such Option would expire by its terms within six months after the Optionee’s death, the term of such Option shall be extended until six months after the Optionee’s death, provided further, however, that in no instance may the term of the Option, as so extended, exceed the maximum term set forth in Section 4.1(b)(ii) or 9.1 above.
9.7 Disability. In the event of the termination of employment of an Optionee (other than a non-employee Director) due to Disability, the Optionee, or his guardian or legal representative, or a Permitted Assignee shall have the unqualified right to exercise any Option(s) which have not been previously exercised or expired and which the Optionee was eligible to exercise as of the first date of Disability (as determined by the Committee), at any time within one (1) year after such termination, unless earlier terminated pursuant to its terms; provided, however, that if the term of such Option would expire by its terms within six months after such termination, the term of such Option may be extended until six months after such termination at the discretion of the Committee; provided further, however, that in no instance may the term of the Option, as so extended, exceed the maximum term set forth in Section 4.1(b)(ii) or 9.1 above.
9.8 Amendment and Modification of the Plan. The Committee may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law or any rule of any stock exchange or quotation system on which Shares are listed or quoted; provided that such Committee may not amend the Plan, without the approval of the Company’s shareholders, to increase the number of Shares that may be the subject of awards under the Plan (except for adjustments pursuant to Section 9.9 hereof). In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of an Optionee or a Participant (or a Permitted Assignee thereof) under any Award previously granted without such Optionee’s or Participant’s consent.
9.9 Adjustments. In the event that the Committee shall determine that any dividend, or other similar distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event affects the Shares with respect to which Awards have been or may be issued under the Plan, such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as the Committee deems equitable, adjust any or all of (i) the number and type of Shares that thereafter may be made the subject of Awards, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of any outstanding Award; provided, in each case, that with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause such options to violate Section 422(b) of the Code or any successor provision (unless otherwise agreed by the Committee and the holder of such Option); and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number. In the event of any reorganization, merger, consolidation, split-up, spin-off, or other business combination involving the Company, the Committee or the Board may cause any Award outstanding as of the effective date of any such transaction to be canceled in consideration of a cash payment or alternate Award made to the holder of such canceled Award equal in value to the fair market value of such canceled Award. The determination of fair market value shall be made by the Committee or the Board, as the case may be, in their sole discretion. With respect to each adjustment contemplated by this Section 9.9, no such adjustment shall be authorized to the extent that such adjustment would cause an Award to violate the provisions of Section 409A of the Code (unless otherwise agreed by the Committee and the holder of such Award).
9.10. Performance Based Compensation. Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the performance criteria set forth in this Section 9.10, the performance criteria upon which the payment under, or vesting of, an Award intended to qualify as performance based compensation under Section 162(m) of the Code, is based shall consist of one or any combination of two or more of the following: (a) revenues; (b) net earnings or net income (before or after taxes); (c) funds from operations; (d) earnings per share; (e) net sales growth; (f) net operating profit; (g) return measures (including return on assets, capital, invested capital, equity or sales); (h) cash flow (including operating cash flow, free cash flow, and cash flow return on capital); (i) earnings before or after taxes, interest depreciation and/or amortization; (j) gross or operating margins; (k) productivity ratios; (l) Share price (including growth measures and total shareholder return); and (m) achievement of operational or strategic objectives determined by the Board of Directors. Any of the foregoing may be used to measure the performance of the Company, subsidiary and/or affiliate as a whole or any business unit thereof.
ARTICLE 10
MISCELLANEOUS
10.1 Tax Withholding. All payments or distributions made pursuant to the Plan to an Optionee or Participant (or a Permitted Assignee thereof) shall be net of any applicable federal, state and local withholding taxes arising as a result of the grant of any Award, exercise of an Option or stock appreciation rights or any other event occurring pursuant to the Plan. The Company shall have the right to withhold from such Optionee or Participant (or a Permitted Assignee thereof) such withholding taxes as may be required by law, or to otherwise require the Optionee or Participant (or a Permitted Assignee thereof) to pay such withholding taxes. If the Optionee or Participant (or a Permitted Assignee thereof) shall fail to make such tax payments as are required, the Company or its subsidiaries or affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Optionee or Participant or to take such other action as may be necessary to satisfy such withholding obligations. In satisfaction of the requirement to pay withholding taxes, the Optionee or Participant (or Permitted Assignee) may make a Tax Election, which may be accepted or rejected in the discretion of the Committee.
10.2 Right of Discharge Reserved. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any employee, Director or other individual the right to continue in the employment or service of the Company or any subsidiary or affiliate of the Company or affect any right that the Company or any subsidiary or affiliate of the Company may have to terminate the employment or service of (or to demote or to exclude from future Options under the Plan) any such employee, Director or other individual at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship even if the termination is in violation of an obligation of the Company or any subsidiary or affiliate of the Company to the employee or Director.
10.3 Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed for the Company or any subsidiary or affiliate of the Company. Any income or gain realized pursuant to Awards under the Plan and any share appreciation rights constitutes a special incentive payment to the Optionee, Participant or Holder and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any subsidiary or affiliate of the Company except as may be determined by the Committee or by the Directors or directors of the applicable subsidiary or affiliate of the Company.
10.4 Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.
10.5 Gender and Number. In order to shorten and to improve the understandability of the Plan document by eliminating the repeated usage of such phrases as “his or her” and any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural except when otherwise indicated by the context.
10.6 Governing Law. The Plan and all determinations made and actions taken thereunder, shall be governed by the laws of the State of Delaware, without regard to the principles of conflicts of law which might otherwise apply.

10.7 Termination of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of a majority of the shares entitled to vote thereon, provided such approval is obtained within 12 months after the date of adoption of the Plan by the Board. Awards may be granted under the Plan at any time and from time to time on or prior to April 27, 2017, on which date the Plan will expire except as to Awards and related share appreciation rights then outstanding under the Plan. Such outstanding Awards and stock appreciation rights shall remain in effect until they have been exercised or terminated, or have expired.
10.8 Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.